Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of Wolf Resources, Inc. on Post-Effective Amendment No. 2 to Form SB-2/A on Form S-1 of my report dated October 29, 2008, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Interest of Named Experts and Counsel" in such Prospectus.



/s/ Michael T. Studer CPA P.C.
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Michael T. Studer CPA P.C.
Freeport, New York
June 4, 2009